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                                  EXHIBIT 21

                             LIST OF SUBSIDIARIES

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Name                                       State of Incorporation
____                                       ______________________
McGlinn Capital Management, Inc.                Pennsylvania

Meridian Acceptance Corporation                  New Jersey

Meridian Asset Acceptance Corporation             Delaware

Meridian Asset Management, Inc.                 Pennsylvania
  Meridian Trust Company                        Pennsylvania
  Meridian Investment Company                   Pennsylvania
  Meridian Trust Company of California           California

Meridian Securities, Inc.                       Pennsylvania

Meridian Capital Corp.                          Pennsylvania

Meridian Commercial Finance Corporation         Pennsylvania

Meridian Delaware Investments, Inc.               Delaware

Meridian Funding Corp.                          Pennsylvania

Meridian Life Insurance Company                   Arizona

Delaware Trust Company                            Delaware
  Delaware Trust Capital Management, Inc.         Delaware
  Griffin Corporate Services, Inc.                Delaware

Meridian Bank                                   Pennsylvania
  Callowhill Consumer Discount Company          Pennsylvania
  Meridian Auto Leasing, Inc.                   Pennsylvania
  Meridian Community Partnership
    Development Corporation                     Pennsylvania
  Limited Holdings Corporation                  Pennsylvania
  Meridian Leasing, Inc.                        Pennsylvania
  Meridian Mortgage Corporation                 Pennsylvania
  Meridian Properties, Inc.                     Pennsylvania

Meridian Bank, New Jersey                        New Jersey
  Unitrust Financial Corporation                 New Jersey
  United Counties Service Corporation            New Jersey

United Capital Corporation                       New Jersey
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